EXHIBIT 10.18
THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
AUTOGENOMICS, INC.
SUBORDINATED PROMISSORY NOTE
No. 201301-001A                                Vista, California
$2,678,492.13                                December 15, 2014
FOR VALUE RECEIVED, AutoGenomics, Inc., a Delaware corporation (“Maker” or the “Company”), hereby promises to pay to the order of A R Properties or registered assigns (“Holder”), the principal amount of Two Million Six Hundred Seventy Eight Thousand Four Hundred Ninety Two Dollars and Thirteen Cents, together with interest thereon at the rate of eight and one half percent (8.5%) per annum (this “Note”), on or before February 15, 2015 (the “Maturity Date”), subject to the terms and conditions set forth herein below.
This Note was originally issued in connection with the refinancing of the indebtedness of the Company arising under the Unsecured Senior Promissory Note dated August 8, 2011, made by the Company in favor of Tregale Group Ltd. This Note is a reissuance of Subordinated Promissory Note No. 201301-001, dated January 4, 2013, and extends the Maturity Date thereof; Subordinated Promissory Note No. 201301-001 is hereby canceled.
1. Subordination.
(a)     Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof and interest hereon, is wholly senior in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of the subordinate promissory notes issued by the Company now outstanding, and the indebtedness evidenced by this Note constitutes Senior Indebtedness, as that term is defined by each subordinate promissory note issued by the Company now outstanding. “Indebtedness” means the principal of, and premium, if any, and interest on (i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper, letters of credit and accounts receivable sold or assigned by the Company to such institutions, (ii) all indebtedness of the Company for monies borrowed by the Company from other persons or entities (excluding accrued expenses, trade payables, workers’

compensation claims, self-insurance obligations, bankers’ acceptances, performance, hedging obligations and surety bonds in the ordinary course of business), (iii) obligations of the Company as lessee under leases of real or personal property, (iv) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described above assumed or guaranteed in any manner by the Company, (v) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described above, (vi) any balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and (vii) any other indebtedness of the Company which the Company and the holders of more than 50% of the unpaid principal amount of the Subordinated Notes then outstanding may hereafter from time to time expressly and specifically agree in writing shall constitute Indebtedness, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.
(b)     Approval Required to Incur Additional Indebtedness. The incurrence by the Company of any additional Indebtedness must be approved by the holders representing 75% of the aggregate principal amount of the then outstanding Notes; provided, however, that without the consent of any of the holders of the Notes, the Company may incur (i) equipment financing, receivable-based financing and other unsecured Indebtedness, in an aggregate amount and/or aggregate borrowing capacity not to exceed $4.0 million at any one time outstanding, including any refinancings or replacements thereof, and (ii) refinancings of all Indebtedness now outstanding.
(c)     Rights of Holders Unimpaired. The provisions of this Section 1 are, and are intended solely, for the purposes of defining the relative rights of the holders of the Subordinated Notes and the holders of Senior Indebtedness and nothing in this Section 1 shall impair, as between the Company and any holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Notes the principal thereof, in accordance with the terms of the Subordinated Notes, nor shall anything herein prevent any holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Notes.
2.     Repayment of the Subordinated Notes.
(a)     Repayment at the Maturity Date. On the Maturity Date, the Company shall repay all, but not less than all, of the outstanding principal amount of the Subordinated Notes, and all accrued and unpaid interest thereon, by mailing a corporate check in such amount payable to each Holder at such Holder’s address of record as contained herein or on file with the Company pursuant to notice given as provided herein no later than ten (10) business days after the Maturity Date.
(b)     Redemption Prior to the Maturity Date. The Company may redeem in whole or in part the Note at the redemption prices set forth below (expressed as a percentage of the principal amount), together with all accrued and unpaid interest thereon through the redemption date, at any time or from time to time subject to the additional terms set forth below:

Redemption Date	Percentage
From July 10, 2009 through January 9, 2010	106.50%
From January 10, 2010 through July 9, 2010	103.25%
On or after July 10, 2010	100.00%
provided that upon any such prepayment, a corresponding payment shall be made concurrently by the Company with respect to each of the other Subordinated Notes in an amount equal to the same percentage of the outstanding principal amount of such other Subordinated Notes as is made with respect to this Note.
(c)     Cancellation of Subordinated Note. Immediately upon repayment in full of this Note, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate as of the date of such repayment.
3.     Requirements for Transfer. This Note shall not be sold or transferred unless either (i) this Note shall have been registered under the Securities Act of 1933, as amended (the “Act”), and all applicable state securities laws with respect thereto or (ii) the Company first shall have be furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws with respect thereto.
4.     Payment of Principal. All payments due and payable from Maker to Holder under this Note shall be made in lawful currency of the United States of America. In no event shall any prepayment of principal be made with respect to any other Subordinated Note unless and until the Company shall have concurrently prepaid a like proportion of this Note.
5.     Default. Upon the occurrence of an Event of Default (as defined below), the entire unpaid portion of the principal amount of this Note, and all accrued and unpaid interest due Holder hereunder, shall automatically become due and payable. As used in this Note, “Event of Default” shall mean: (i) a receiver, trustee, custodian or similar officer is appointed for Maker, or for any substantial part of its property and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction is instituted (by petition, application or otherwise) against Maker and such appointment or proceedings remain unstayed or undismissed for a period of 90 days, (iii) Maker admits in writing its inability to pay its debts when due, (iv) Maker makes an assignment for the benefit of creditors, (v) Maker applies for or consents to the appointment of any receiver, trustee, custodian or similar officer for Maker or for any substantial part of its property, or (vi) Maker institutes (by petition, application otherwise) or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction against Maker.

6.     Replacement. Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his, her or its attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be in such principal amount and registered in such name or names as such Holder may designate in writing. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.
7.     General.
(a)     Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and their respective heirs, successors and assigns.
(b)     Notices. All notices, requests, consents and demands shall be made in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2980 Scott Street, Vista, CA 92081, and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.
(c)     Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its principles of choice of law.
(d)     No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.
(e)     Costs of Collection. The Company agrees to pay on demand all costs of collection, including reasonable attorney’s fees, incurred by the Holder in enforcing the obligations of the Company under this Note.
(f)     Confidentiality. By his, her or its acceptance hereof, the Holder of this Note agrees that he, she or it will keep confidential and will not disclose, divulge or use for any unauthorized purpose any confidential, proprietary or secret information which such Holder may obtain from the Company (i) pursuant to financial statements, reports and other materials submitted by the Company to such Holder or (ii) pursuant to visitation or inspection rights granted to such Holder, unless such information is known, or until such information becomes known, to the public.
(g)     Headings. The headings in this Note are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Note.
(Signature Page Follows)

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned authorized representative of the Company.
AUTOGENOMICS, INC.
a Delaware corporation
By: /s/ Fareed Kureshy
Fareed Kureshy
Its President and CEO

(Signature Page to Subordinated Promissory Note)